Exhibit (8)(qq)(i)

                             PARTICIPATION AGREEMENT

                                      Among

                   JEFFERSON NATIONAL LIFE INSURANCE COMPANY,

                            RUSSELL INVESTMENT FUNDS,

                                       and

                        RUSSELL FINANCIAL SERVICES, INC.

      THIS AGREEMENT, effective as of the 1st day of May 2011, by and among JEFFERSON NATIONAL LIFE INSURANCE COMPANY, (the "Company"), a Texas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), RUSSEL INVESTMENT FUNDS (the "Fund"), a Massachusetts business trust, and RUSSELL FINANCIAL SERVICES, INC. (the "Distributor"), a Washington corporation.

      WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Distributor ("Participating Insurance Companies");

      WHEREAS, the shares of beneficial interest of the Fund are divided into several separate series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a "Portfolio");

      WHEREAS, the Fund may rely on an order (Russell Investment Funds, et al., Investment Company Act Rel. Nos. 26351 (Feb. 19, 2004) (Notice) and 26381 (Mar. 9, 2004)(Order)) from the Securities and Exchange Commission (the "SEC") which, among other relief, grants Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and
6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");

      WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, Russell Investment Management Company (the "Adviser"), which serves as investment adviser to the Fund, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

      WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

      WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

      WHEREAS, the Distributor, which serves as distributor to the Fund, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios as set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Distributor is authorized to sell such shares to the Account at their net asset value;

      WHEREAS, this Agreement shall be deemed to create a separate participation agreement on the terms hereof with respect to each Designated Portfolio, as if the parties hereto had executed a separate, identical form of participation agreement with respect to each Designated Portfolio, such that no liability or loss that might apply to one Portfolio hereunder shall affect any other Portfolio;

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

                                   ARTICLE I.

                               SALE OF FUND SHARES

      1.1. The Fund has granted to the Distributor exclusive authority to distribute the Fund's shares, and has agreed to instruct, and has so instructed, the Distributor to make available to the Company for purchase on behalf of the Account shares of beneficial interest in the Designated Portfolios. Pursuant to such authority and instructions, and subject to Article IX hereof, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, or liquidate any Designated Portfolio or class thereof, if such action is required by law or regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith, such action is deemed necessary or appropriate in the best interests of the shareholders of such Designated Portfolio.

      1.2. The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

      1.3. Purchase and Redemption Procedures

            (a) The Fund hereby appoints the Company as an agent of the Fund for the sole and limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt by the Company as such limited agent of the fund of any such request (or relevant transactional information therefor) that is in good order on any day the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value per share of the Designated Portfolios pursuant to the rules of the SEC (a "Business Day") prior to the time that the Fund ordinarily calculates such net asset values per share as described from time to time in the Fund's statutory prospectus, as such term is defined in Rule 498 under the 1933 Act (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund or its designated agent receives notice of such request by 11:00 a.m. Eastern Time on the next following Business Day.

            (b) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such shares. Payment for purchased Designated Portfolio shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 4:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Designated Portfolio shares (which request may be net of redemptions of such shares). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

            (c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other person duly designated by the Company on the next Business Day after the Fund is properly notified of the redemption order of such shares (which order may be net of any purchase orders) except that the Fund reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and the Rule or Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current statutory prospectus and/or statement of additional information ("SAI"). The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

            (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt of such request in good order, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business on the applicable Business Day for determination of such value, as defined from time to time in the Fund's statutory prospectus.

            (e) The Company shall not redeem shares of the Designated Portfolios attributable to the Contracts (as opposed to shares of the Designated Portfolios attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) as permitted by an order of the SEC pursuant to
Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as otherwise permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Fund reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Fund 45 days notice of its intention to do so.

      The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio (or class thereof) available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio or class thereof is calculated, and shall calculate such net asset value in accordance with the Fund's statutory prospectus. Neither the Fund, any Designated Portfolio, the Distributor, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Distributor.

      If the Distributor or its affiliates determines that corrective action is necessary with respect to shareholder records for the Accounts as a result of an error in the computation of the net asset value of Fund shares (a "Price Error") based upon the SEC's recommended guidelines, the Distributor or its affiliates will promptly notify the Company of the Price Error and update the Company's positions accordingly. Upon notification, Company will adjust accounts of Contract holders affected by the Price Error as appropriate. The Distributor will be responsible for making the Accounts whole in the event of a Price Error resulting in a lesser amount being paid than what would have been paid had such Price Error not occurred. In the event of an overpayment to an Account as a result of any Price Error, Company will make a good faith attempt to the extent practicable and permitted by law to collect such overpayment on behalf of, and return such overpayment to, the Distributor. The Company has no obligation to take legal action against the Contract owners (i.e., contract owners, participants or beneficiaries that have selected a Portfolio as an investment option), to collect any overpayment. The Distributor agrees to pay Company for reasonable expenses incurred for material Price Errors that occur through no fault of the Company. Undisputed amounts shall be payable within 60 days.

      1.4. The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

      1.5. Issuance and transfer of Fund shares shall be by book entry only. The Fund will not issue share certificates to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

      1.6. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive. The Fund may offer and sell shares of its Portfolios to other insurance companies (subject to Section 1.8 hereof). Similarly, the cash value of the Contracts may be invested in other investment companies.

            (b) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

            (c) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), induce or encourage Contract owners to change or modify the Fund or remove or otherwise change the Fund's distributor or investment adviser.

            (d) The Company shall provide prior written notice to the Fund if it determines that it will induce or encourage Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.

      1.7. The Company acknowledges that, pursuant to Form 24F-2, the Fund is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the Fund or its agent each year within 60 days of the end of the Fund's fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

      2.1. The Fund represents and warrants that (i) the Fund is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts, (ii) the Fund is and shall use its best efforts to remain registered under the 1940 Act during the term of this Agreement, (iii) Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (iv) the Fund shall amend the registration statement for the shares of the Designated Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (v) each Designated Portfolio is taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund makes no representations or warranties as to whether any aspect of the Designated Portfolios' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. The Company agrees promptly to notify the Fund of any investment restrictions imposed by state insurance law applicable to the Fund or a Designated Portfolio.

      2.2. The Distributor represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance in all material respects with applicable federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Fund that they qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of
Section 817(h) ("Qualified Persons"), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.

      2.3. Subject to Company's representations and warranties in Sections 2.5 and 2.6, the Fund represents and warrants that it will invest the assets of each Designated Portfolio in such a manner as to assure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund represents and warrants that each Designated Portfolio has complied and will continue to comply with
Section 817(h) of the Code and Treasury Regulation ss.1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Fund will make every reasonable effort (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation ss.1.817-5. Upon request, the Fund will provide the Company with a certification of its compliance with this Section 2.3 as of the most recent calendar quarter end.

      2.4. The Fund represents and warrants that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that the Fund will make every reasonable effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Fund will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

      2.5. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company also represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Texas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company further represents and warrants that (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws, (ii) the sale of the Contracts shall comply in all material respects with state insurance and other applicable suitability requirements; (iii) the information provided pursuant to Section 1.8 shall be accurate in all material respects; and (iv) it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states if and to the extent required by applicable law. The Company sells the Contracts in all states (except New York) and the District of Columbia. If the Fund elects to adopt use of the summary prospectus, as defined in Rule 498 under the 1933 Act, and the Company elects to make use of such summary prospectuses in connection with satisfying prospectus delivery requirements under the 1933 Act, the Company represents and warrants that it shall comply with the requirements of Rule 498 under the 1933 Act and any applicable guidance received from the SEC or from the SEC staff thereunder in connection with the delivery of the Fund's summary prospectuses and any other duties assumed by the Company in this Agreement. The Company represents and warrants that it has reasonable policies and procedures in place to ensure that it can appropriately meet its obligations under this Agreement.

      2.6. The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, that it will make every reasonable effort to maintain such treatment, and that it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

      2.7. The Distributor represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC.

      2.8. The Fund and the Distributor represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.9. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Distributor in the event that such coverage no longer applies.

      2.10. The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. ss.ss. 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), and any other applicable federal and state privacy law, as they may be amended from time to time. The Company represents and warrants that it has implemented and shall maintain during the term of this Agreement appropriate security measures for personal information that comply with all applicable law and regulation.

      2.11. The Company represents and warrants that it has in place an anti-money laundering program ("AML program") that does now and will continue at all times during the term of this Agreement to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder (the "Patriot Act"). The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract owners and has undertaken appropriate due diligence efforts to "know its customers", if applicable, in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the Patriot Act. The Company further confirms that it will monitor for suspicious activity in accordance with the requirements of the Patriot Act. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury. The Company agrees to provide the Distributor with such information as it may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable the Distributor to fulfill its obligations under applicable law, and, upon its request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice, the Company agrees to forward a copy to the Distributor, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

      2.12. The Company represents and warrants that (a) the Company has, and will maintain, policies and procedures reasonably designed to monitor and prevent market timing or excessive trading activity by its customers and (b) the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1 under the 1940 Act, regulatory interpretations thereof, and the Fund's market timing and excessive trading policies upon reasonable request. Additionally, the Company shall comply with applicable provisions of the summary prospectus and statutory prospectus
(collectively, the "Prospectus") and SAI of the Fund, and with applicable federal and state securities laws. Among other things, and without limitation of the foregoing, the Company shall be responsible for reasonably assuring that:
(a) only orders to purchase, redeem or exchange Portfolio shares received by the Company or any Indirect Intermediary (as defined below) prior to the Valuation Time (as defined below) shall be submitted directly or indirectly by the Company to the Fund or its transfer agent or other applicable agent for receipt of a price based on the net asset value per share calculated for that day in accordance with Rule 22c-1 under the 1940 Act (orders to purchase, redeem or exchange Portfolio shares received by the Company subsequent to the Valuation Time on any given Business Day or on a day that is not a Business Day shall receive a price based on the applicable net asset value per share next determined by the Fund in accordance with Rule 22c-1 under the 1940 Act.); and
(b) the Company shall cause to be imposed and/or waived applicable redemption fees, if any, only in accordance with the Portfolio's then current Prospectus or SAI and/or as instructed by the Distributor. The Company further agrees to make reasonable efforts to assist the Fund and its service providers (including but not limited to the Distributor) to detect, prevent and report market timing or excessive short-term trading of Portfolio shares. To the extent the Company has actual knowledge of violations of Fund policies (as set forth in the then current Prospectus or SAI) regarding (i) the timing of purchase, redemption or exchange orders and pricing of Portfolio shares, (ii) market timing or excessive short-term trading, or (iii) the imposition of redemption fees, if any, the Company agrees to report such known violations to the Distributor. For purposes of this provision, the term "Valuation Time" refers to the time as of which the shares of a Portfolio are valued on each business day, currently the close of regular trading on the New York Stock Exchange (normally, 4:00 p.m., Eastern Time) on each day that the New York Stock Exchange is open for business. Notwithstanding anything contained herein to the contrary, and without limiting the Fund's ability to require the Company to take the actions described in Section 2.14 below (including, without limitation, restricting trading as set forth in Section 2.14(d)), the Fund acknowledges the Company has implemented an automated trade monitoring system and agrees that the Company enforcing its hold periods for each Portfolio shall be deemed to be compliance by the Company with the Fund's Prospectus, SAI and administrative requirements regarding market timing or excessive short-term trading.

      2.13. The Fund represents and warrants that its summary prospectuses and the hosting of such documents prepared by the Fund that, pursuant to Rule 498 under the 1933 Act, must be publicly accessible, free of charge, at the website address specified on the cover page or at the beginning of the summary prospectus, will comply in all material respects with all applicable requirements of Rule 498. The Fund and Distributor agree that the website used for hosting the Fund's summary prospectuses will lead Contract owners directly to the current Fund documents required to be posted in compliance with Rule 498, and no other content or links will appear on the website.

      2.14. The Company agrees to provide promptly to the Distributor, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract owner number or participant account number, if known, of any or all Contractholder(s) of the account, the name or other identifier of any investment professional(s) associated with the Contractholder(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Distributor, the Company shall only be required to provide information relating to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions.

            (a) Period Covered by Request. Requests must set forth a specific period, normally not to exceed 90 days from the date of the request, for which transaction information is sought. The Distributor may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the Fund or the Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio. If requested by the Distributor, the Company will provide the information specified in this
Section 2.14 for each trading day.

            (b) Form and Timing of  Response.  The  Company  agrees to  provide, promptly upon request of the Distributor, the requested information specified in this Section 2.14. The Company agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in this Section 2.14 is itself a "financial intermediary," as that term is defined in Rule 22c-2 under the 1940 Act (an "Indirect Intermediary") and, upon request of the Distributor, promptly either (i) provide (or arrange to have provided) the information set forth in this Section 2.14 for those Contractholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing shares in nominee name on behalf of other persons. The Company additionally agrees to inform the Distributor whether it plans to perform (i) or (ii) above. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any Contractholder and transaction information provided to the Distributor should be consistent with the NSCC Standardized Data Reporting Format.

            (c) Limitations on Use of Information. The Distributor agrees not to use the information received under this Section 2.14 for marketing or any other similar purpose without the prior written consent of the Company; provided, however, that this provision shall not limit the use of publicly available information, information already in the possession of the Distributor, the Fund or their affiliates at the time the information is received pursuant to this
Section 2.14 or information which comes into the possession of the Distributor, the Fund or their affiliates from a third party.

            (d) Agreement to Restrict Trading. The Company agrees to execute written instructions from the Distributor to restrict or prohibit further purchases or exchanges of Portfolio shares by a Contractholder that has been identified by the Distributor as having engaged in transactions in Portfolio shares (directly or indirectly through the Company's account) that violate policies established or utilized by the Fund or the Distributor for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by a Portfolio. Unless otherwise directed by the Distributor, any such restrictions or prohibitions shall only apply to Contractholder-Initiated Transfer Purchases or Contractholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Company.

            (e) Form of Instructions. Instructions must include the TIN, ITIN or GII and the specific individual Contract owner number or participant account number associated with the Contractholder, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Contractholder is not known, the instructions must include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed upon information to which the instruction relates.

            (f) Timing of Response. The Company agrees to execute instructions from the Distributor as soon as reasonably practicable, but not later than five
(5) business days after receipt of the instructions by the Company.

            (g) Confirmation by the Company. The Company must provide written confirmation to the Distributor that the Distributor's instructions to restrict or prohibit trading have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than five (5) business days after the instructions have been executed.

            (h) Definitions. For purposes of this Section 2.14, the following terms shall have the following meanings, unless a different meaning is clearly required by the context:

                  (i) The term "Contractholder" means the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract.

                  (ii) The  term  "Contractholder-Initiated  Transfer  Purchase"
            means  a   transaction   that  is   initiated   or   directed  by  a
            Contractholder that results in a transfer of assets within a Contract to a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Contract to a Portfolio as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit;
            (iii) as a result of a one-time step-up in Contract value pursuant to a Contract death benefit; (iv) as a result of an allocation of assets to a Portfolio through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required "free look" period.

                  (iii) The term "Contractholder-Initiated  Transfer Redemption"
            means  a   transaction   that  is   initiated   or   directed  by  a
            Contractholder that results in a transfer of assets within a Contract out of a Portfolio, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Portfolio as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Portfolio as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

                  (iv) The term "Portfolios"  shall mean the constituent  series of the Fund, but for purposes of this Section 2.14 shall not include Portfolios excepted from the requirements of paragraph (a) of Rule 22c-2 by paragraph (b) of Rule 22c-2.

                  (v) The term "promptly"  shall mean as soon as practicable but in no event later than five (5) business days from the Company's receipt of the request for information from the Distributor.

                  (vi) The  term  "written"  includes  electronic  writings  and facsimile transmissions.

                  (vii) In addition, for purposes of this Section 2.14, the term
            "purchase" does not include the automatic reinvestment of dividends or distributions.

                                  ARTICLE III.

                    PROSPECTUSES AND PROXY STATEMENTS; VOTING

      3.1. Subject to Section 6.1 and the Fund's determination to use summary prospectuses, as such term is defined in Rule 498 under the 1933 Act, the Distributor shall provide the Company with as many copies of the Fund's current Prospectuses as the Company may reasonably request. The Company shall bear the expense of printing copies of the current summary prospectus and statutory prospectus, if requested by Contract owners, for the Contracts that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Fund's Prospectuses that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof or if required by applicable law or applicable guidance from the SEC or SEC staff, the Fund shall provide such documentation (including a final copy of the Fund's summary and/or statutory prospectus in electronic format at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the summary prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's summary prospectus bound together in one document in accordance with applicable law and regulation, including but not limited to, Rule 498 under the 1933 Act and any applicable guidance from the SEC or SEC staff (such printing to be at the Company's expense). As required by, and in accordance with, Rule 498 and all other applicable laws and guidance from the SEC or SEC staff, the Company shall: (1) deliver the Fund's summary prospectus, if used, to existing Contract owners and potential investors, and (2) adhere to any applicable binding requirements regarding the summary prospectus.

      3.2. The Distributor (or the Fund), at its expense and upon request of the Company, shall provide an electronic copy of the current SAI for the Fund free of charge to the Company for itself and so that the Company can print and deliver the SAI to any owner of a Contract who requests such SAI.

      3.3. Within three (3) Business Days of receiving a request for a paper copy or an electronic copy of a Fund statutory and/or summary prospectus, including any supplements, SAI, including any supplements, and most recent annual and semi-annual reports to shareholders under Rule 30e-1 of the 1940 Act ("Fund Documents"), the Company shall send a paper copy or electronic copy, respectively, of any requested Fund Document to any person requesting such copy at no cost to the Contract owner and by U.S. first class mail or other reasonably prompt means or by email for electronic requests. The Company shall deliver the most current version of the Fund Documents that is has received from the Fund pursuant to Section 3.1.

      3.4. The Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund.

      3.5. The Fund hereby grants to the Company a non-exclusive, worldwide, royalty-free license for the duration of the Agreement to create a hyperlink from the Company's website to the Fund's website. Notwithstanding the foregoing, the Fund shall be and remain solely responsible for ensuring that the statutory prospectuses, the summary prospectuses and other documents for the Designated Portfolios, comply with Rule 498 and any applicable guidance received from the SEC or from the SEC staff thereunder.

      3.6. The Fund, at its expense, or at the expense of its designee, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Company shall deliver such documents to Contract owners in accordance with applicable laws.

      3.7. The Company shall:

                  (i) solicit voting  instructions from Contract owners eligible to vote on a matter;

                  (ii) vote the Fund  shares  in  accordance  with  instructions received from such Contract owners; and

                  (iii) vote Fund shares of Contract owners eligible to vote for which no instructions have been received in the same proportion as Fund shares of Contract owners eligible to vote on such matter for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Fund shares on a matter held in any segregated asset account in the same proportion as Fund shares eligible to vote on such matter for which voting instructions have been received from Contract owners, to the extent permitted by law.

      3.8. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

                                  ARTICLE IV.

                         SALES MATERIAL AND INFORMATION

      4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company or its affiliates develop and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Distributor is named. The Fund shall use its best efforts for it or its designee to review such sales literature or promotional material within ten Business Days after receipt of such material. If the Fund or its designee does not provide comments to such literature or material within ten (10) Business Days, such literature or material shall be deemed approved. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Distributor is named, and no such material shall be used if the Fund or its designee so object.

      4.2. Except for material that is deemed approved pursuant to Section 4.1, the Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, a Designated Portfolio, the Adviser or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or applicable Prospectus or applicable SAI for the Fund shares, as such registration statement and Prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Distributor for use with the public, except with the written permission of the Fund or the Distributor or the designee of either. The Company shall comply with all applicable laws, including Rule 498 under the 1933 Act, when composing, compiling and delivering sales literature or other promotional material. The Fund shall be entitled to review Company's placement of sales materials with the summary prospectus in order to review Company's compliance with applicable laws and regulations.

      4.3. The Fund and the Distributor, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. The Company shall use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. If the Company does not provide comments to such literature or material within ten (10) Business Days, such literature or material shall be deemed approved. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

      4.4. Except for material that is deemed approved pursuant to Section 4.3, the Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company.

      4.5. The Fund will provide to the Company at least one complete copy of all summary and/or statutory prospectuses, reports, proxy statements, applications for exemptions to the extent material to the Company, requests for no-action letters to the extent material to the Company, and all amendments to any of the above, that relate to the Fund or its shares promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Fund shall provide copies of registration statements and SAIs upon request of Company. The Company shall not alter any of such documents provided by the Fund without the prior written consent of the Fund or Distributor.

      4.6. The Company will provide to the Fund at least one complete copy of all prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account and to the extent material to the Fund, Adviser or Distributor, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Distributor any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolios.

      4.7. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

                                   ARTICLE V.

                                FEES AND EXPENSES

      5.1. Except as otherwise provided herein and in such agreement or agreements as the Distributor and Company may separately execute, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party, including as set forth on Schedule B.

      5.2. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's Prospectuses and registration statement, proxy materials and reports, setting the Prospectuses in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

      5.3. The Company shall bear the expenses of distributing the Fund's Prospectuses to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

                                  ARTICLE VI.

                               POTENTIAL CONFLICTS

      6.1. The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on the Company, the Fund and/or the Distributor by virtue of such order by the SEC, including those relating to material irreconcilable conflicts, apply to the activities contemplated in this Agreement and are incorporated herein by reference as terms of this Agreement at all times that the Company, the Fund and/or the Distributor rely on the relief provided by such order. At all times the conditions and undertaking apply as set forth above, each of the parties agree to comply with such conditions and undertakings to the extent applicable to such party, notwithstanding any provision of this Agreement otherwise to the contrary. The parties hereto agree that each shall assume that it is relying upon the relief provided by the Mixed and Shared Funding Exemptive Order when acting in accordance with this Agreement, unless the Fund or Distributor provides a written notification to each party that the parties are not acting in reliance on the relief provided by such order.

      6.2. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections
3.7 and 3.8 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                  ARTICLE VII.

                                 INDEMNIFICATION

      7.1. Indemnification By the Company

            (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser and the Distributor and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Distributor within the meaning of
Section 15 of the 1933 Act or who is under common control with the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based  upon any  untrue  statement  or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933
            Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                  (iv) arise as a result of any material  failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.6 of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

            (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

            (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

      7.2. Indemnification by the Distributor

            (a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (i) arise out of or are based  upon any  untrue  statement  or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Distributor; or

                  (iv) arise as a result of any  failure by the  Distributor  to provide the services and furnish the materials it is required to provide and furnish under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

            (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

            (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

      7.3. Indemnification By the Fund

            (a) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

                  (i) arise as a result of any  failure  by the Fund to  provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Section 2.3 and 2.4 of this Agreement); or

                  (ii) arise out of or result  from any  material  breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in  accordance  with the  provisions  of  Sections  7.3(b) and
7.3(c)  hereof.  The  parties   acknowledge  that  the  Fund's   indemnification
obligations under this Section 7.3 are subject to applicable law.

            (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, fraud, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Distributor or the Account, whichever is applicable.

            (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Company and the Distributor agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

                                 ARTICLE VIII.

                                 APPLICABLE LAW

      8.1.  This  Agreement  shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of the State of New York.

      8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, as amended, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.

                                  ARTICLE IX.

                                   TERMINATION

      9.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

            (b) termination by the Company by written notice to the Fund and the Distributor based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

            (c) termination by the Company by written notice to the Fund and the Distributor in the event any of the Designated Portfolios' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) termination by the Fund or Distributor in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund's shares; provided, however, that the Fund or Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

            (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Distributor by FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Distributor to perform its obligations under this Agreement; or

            (f) termination by the Company by written notice to the Fund and the Distributor with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.4 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

            (g) termination by the Fund or Distributor by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.6 hereof; or

            (h) termination by either the Fund or the Distributor by written notice to the Company, if either one or both of the Fund or the Distributor respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (i) termination by the Company by written notice to the Fund and the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (j) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 30 days prior written notice to the Fund and Distributor of the date of substitution; or

            (k) termination by the Fund if the Board has decided to (i) refuse to sell shares of any Designated Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Designated Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Fund or any Designated Portfolio, subject to the provisions of Section 1.1; or

            (l) termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI.

      9.2. (a) Notwithstanding any termination of this Agreement, and except as provided in Section 9.2(b), the Fund and the Distributor shall, at the option of the Company, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Fund and the Distributor, to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Accounts shall be permitted to reallocate investments in the Designated Portfolios of the Fund and redeem investments in the Designated Portfolios, and shall be permitted to invest in the Designated Portfolios in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.

            The Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Portfolios within one year from the date of termination of the Agreement as provided in Article IX. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Fund may, in its discretion, permit the Accounts to continue to invest in the Designated Portfolios beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Fund agrees in writing to permit the Accounts to continue to invest in the Designated Portfolios at the beginning of any such year.

            (b) In the event (i) the Agreement is terminated pursuant to Sections 9.1(g) or 9.1(l), at the option of the Fund or the Distributor; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 9.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in
(ii) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Portfolios held by the Accounts, received by the Fund and its agents as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund's registration statement.

            (c) The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement. The parties further agree that, to the extent that all or a portion of the assets of the Accounts continue to be invested in the Fund or any Designated Portfolio of the Fund, Articles I, II, III, V, VI, VII and VIII will remain in effect after termination.

      9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

                                   ARTICLE X.

                                     NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail or overnight delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Fund:             General Counsel
                                  Russell Investments
                                  1301 2nd Ave
                                  Seattle, WA 98101
                                  Cc: Contract Administration

      If to the Company:          General Counsel
                                  Jefferson National Life Insurance Company
                                  9920 Corporate Campus Drive, Suite 1000
                                  Louisville, Kentucky 40223

      If to Distributor:          Contract Administration
                                  Russell Investments
                                  1301 2nd Ave
                                  Seattle, WA 98101

                                  ARTICLE XI.

                                  MISCELLANEOUS

      11.1. All persons dealing with the Fund must look solely to the property of the applicable Designated Portfolio, as appropriate, set forth on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Distributor for the enforcement of any claims against the Fund. The parties agree that none of the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

      11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

      11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the applicable Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance contract operations of the Company are being conducted in a manner consistent with the applicable variable insurance contract laws and regulations and any other applicable law or regulations.

      11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

      11.9. Upon request, the Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

            (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

            (b) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulatory, as soon as practicable after the filing thereof.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                                  By its authorized officer

                                  By:
                                         ---------------------------------------

                                  Name:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------

                                  Date:
                                         ---------------------------------------

RUSSELL INVESTMENT FUNDS

                                  By its authorized officer

                                  By:
                                         ---------------------------------------

                                  Name:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------

                                  Date:
                                         ---------------------------------------

RUSSELL FINANCIAL SERVICES, INC.

                                  By its authorized officer

                                  By:
                                         ---------------------------------------

                                  Name:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------

                                  Date:
                                         ---------------------------------------

                                   Schedule A

The term "Designated Portfolio" of the Fund will include any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof, in the specified class or classes, if applicable.

Russell Investment Trust:

Designated Portfolio

RIF Multi-Style Equity Fund

RIF Aggressive Equity Fund

RIF Non-US Fund

RIF Core Bond Fund

RIF Global Real Estate Securities Fund

RIF Conservative Strategy Fund

RIF Moderate Strategy Fund

RIF Balanced Strategy Fund

RIF Growth Strategy Fund

RIF Equity Growth Strategy Fund


Each series of the Trust


Segregated Asset Accounts:  Jefferson National Life Annuity Account G

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                                   SCHEDULE B
                             ALLOCATION OF EXPENSES

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           Paid by the Company                       Paid by the Fund
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Preparing and filing the Separate         Preparing and filing the Fund's
Account's prospectus                      registration statement
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Text composition for Separate Account     Text composition for Fund prospectuses
prospectus and supplements                and supplements
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Text alterations of Separate Account      Text alterations of Fund prospectuses
prospectus and supplements                and supplements
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Printing Separate Account prospectus and
supplements for use with prospective
Contract owners; Printing Separate
Account prospectus and supplements for
use with prospective Contract owners
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                                         To the extent necessary, text
                                         composition of Fund statement of
                                         additional information (The Fund
                                         provides electronic copies of SAIs upon
                                         request)(1)
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Mailing and distributing Separate
Account prospectus and supplements to
existing Contract owners as required by
applicable law; mailing and distributing
Separate Account prospectus and
supplements to prospective Contract
owners
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Text composition of any annual and        Text composition of annual and
semi-annual reports of the Separate       semi-annual reports of the Fund;
Account, printing, mailing, and           printing, mailing, and distributing
distributing any annual and semi-annual   annual and semi-annual reports of the
reports of the Separate Account           Fund to existing Contract owners(1)
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Text composition, printing, mailing,      Text composition, printing, mailing,
distributing, and tabulation of proxy     distributing, and tabulation of proxy
statements and voting instruction         statements and voting instruction
solicitation materials to Contract        solicitation materials to Contract
owners with respect to proxies sponsored owners with respect to proxies by the Separate Accounts, as required by sponsored by the Fund applicable law
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(1) The Company may choose to print the Fund's semi-annual and annual reports in combination with such documents of other fund companies. In this case, the Fund's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Fund's documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.